Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 18, 2013, relating to the consolidated financial statements of ADA-ES, Inc. and Subsidiaries as of December 31, 2012, 2011, and 2010 and for the years then ended.

/s/ EKS&H LLLP

EKS&H LLLP

July 3, 2013

Denver, Colorado